Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 15, 2010, in the Registration Statement (Form S-1 No. 333-            ) and related Prospectus of Ryerson Holding Corporation dated January 22, 2010.

/s/ Ernst & Young LLP

Chicago, Illinois

January 22, 2010